Exhibit 99.1

Thursday, April 16, 2026 FOR IMMEDIATE RELEASE
WaFd Announces Quarterly Earnings Per Share Of $0.82
Q2 Highlights

$66 Million	$0.82	0.96%	10.8%
Net Income	Diluted Earnings per Common Share	Return on Average Assets	Return on Tangible Common Equity[1]

Uncertainty seems to be our new reality, not just in the banking sector, but also in the broader global context. Our strong foundation enabled us to deliver for our customers even during uncertain times. During the quarter, we executed on our strategic plan and grew our active loan segments by 12% annualized. Given our growth in loans, notable improvements in asset quality metrics, and a widening margin, we see a bright future in spite of current uncertainties. Our stock was trading near tangible book value for the majority of the quarter, so we aggressively bought back shares at less than 1.1x tangible book value. We were able to buy back 3.6% of total outstanding shares during the quarter. Our return on tangible common equity was 10.8% making it one of the best investment alternatives available to us. Credit goes to our amazing team of bankers that is working hard to deliver for our clients."

Brent Beardall President and CEO of WaFd Bank

Net Interest Income and NIM	■$178 million net interest income for the quarter compared to $171 million in Q1. ■Net interest margin at 2.81% for the quarter compared to 2.70% for Q1.	Credit Quality	■Non-performing assets down $71 million to 0.48% of total assets compared to 0.75% for Q1. ■Delinquencies down $58 million to 0.78% of total loans compared to 1.07% for Q1.

Non-Interest Income and Expense
■Non-interest income was stable and non-interest expense up $4 million compared to prior quarter.
■Efficiency ratio increased to 55.66% compared to 55.25% in the prior quarter as a result of a higher increase in expenses compared to income.
Shareholder Returns and Stock Activity
■On February 27, 2026, the Company paid a cash dividend of $0.27 per share, 172nd consecutive quarterly dividend paid.
■2,738,096 shares were repurchased during the quarter at a weighted average price of $31.85 per share.

[1] Metric is a non-GAAP Financial Measure. See page 9 for additional information on our use of non-GAAP Financial Measures
SEATTLE, WASHINGTON – WaFd, Inc. (Nasdaq: WAFD) (the "Company"), parent company of WaFd Bank (or the "Bank"), today announced quarterly earnings of $65,548,000 for the quarter ended March 31, 2026, an increase of 2% from net earnings of $64,196,000 for the quarter ended December 31, 2025 and an increase of 17% from net earnings of $56,252,000 for the quarter ended March 31, 2025. After the effect of dividends on preferred stock, net income available for common shareholders was $0.82 per diluted share for the quarter ended March 31, 2026, compared to $0.79 per diluted share for the quarter ended December 31, 2025, and $0.65 per diluted share for the quarter ended March 31, 2025, a $0.17 or 26% increase in fully diluted earnings per common share.

Quarterly Earnings Release Q2 2026	1

WaFd Inc. Announces Second Quarter Results
The following table provides the Company's financial scorecard for the last five quarters:

	As of
(In thousands, except share and ratio data)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
BALANCE SHEET
Cash	$669,799	$734,915	$657,310	$809,252	$1,231,461
Loans receivable, net	19,966,983	19,848,156	20,088,618	20,277,164	20,920,001
Allowance for credit losses ("ACL")	224,450	221,039	221,220	219,268	222,709
Available-for-sale securities, at fair value	4,352,258	4,142,285	3,533,201	3,387,497	3,142,763
Held-to-maturity securities, at amortized cost	745,727	764,794	645,802	512,854	526,502
Total investments	5,097,985	4,907,079	4,179,003	3,900,351	3,669,265
Total assets	27,568,785	27,285,744	26,699,699	26,731,915	27,644,637
Transaction deposits	12,746,921	12,865,974	12,306,532	11,969,124	11,853,984
Time deposits	8,377,230	8,550,996	9,131,104	9,417,447	9,573,442
Total deposits	21,124,151	21,416,970	21,437,636	21,386,571	21,427,426
Borrowings and junior subordinated debentures	3,114,548	2,488,411	1,817,249	1,991,087	2,814,938
Total shareholders' equity	2,981,283	3,029,407	3,039,575	3,014,325	3,032,620
Loans to customer deposits	94.52%	92.67%	93.71%	94.81%	97.63%

PROFITABILITY
Net income	$65,548	$64,196	$60,597	$61,952	$56,252
Net income to common shareholders	61,892	60,540	56,941	58,296	52,596
Earnings per common share	0.82	0.79	0.72	0.73	0.65
Return on tangible common equity[1]	10.82%	10.57%	9.99%	10.20%	9.18%
Return on tangible assets[1]	0.97%	0.97%	0.93%	0.94%	0.84%
Net interest margin	2.81%	2.70%	2.71%	2.69%	2.55%
Efficiency ratio	55.66%	55.25%	56.82%	56.01%	58.31%

FINANCIAL HIGHLIGHTS
Common shareholders' equity per share	$36.30	$35.70	$35.04	$34.30	$33.84
Tangible common shareholders' equity per share[1]	30.27	29.91	29.38	28.69	28.31
Shareholders' equity to total assets	10.81%	11.10%	11.38%	11.28%	10.97%
Tangible shareholders' equity to tangible assets[1]	9.35%	9.64%	9.89%	9.78%	9.51%
Common shares outstanding	73,855,919	76,448,351	78,186,520	79,130,276	80,758,674
Preferred shares outstanding	300,000	300,000	300,000	300,000	300,000

CREDIT QUALITY
ACL to gross loans	1.05%	1.05%	1.04%	1.03%	1.01%
Non-accrual loans to net loans	0.62%	0.96%	0.64%	0.41%	0.29%
Delinquencies to net loans	0.78%	1.07%	0.60%	0.26%	0.27%
Non-performing assets to total assets	0.48%	0.75%	0.54%	0.36%	0.26%
Total criticized loans to net loans	4.24%	4.60%	4.39%	4.07%	3.32%
Total adversely classified loans to net loans	2.60%	2.94%	3.16%	3.54%	2.53%
1Metric is a non-GAAP Financial Measure. See page 9 for additional information on our use of non-GAAP Financial Measures.

Quarterly Earnings Release Q2 2026	2

WaFd Inc. Announces Second Quarter Results
Balance Sheet Total assets increased to $27.6 billion as of March 31, 2026, compared to $26.7 billion at September 30, 2025, primarily due to the purchase of investment securities during the period. Investment securities increased by $919 million, or 22.0% in the six months ended March 31, 2026, a result of $1.2 billion of purchases, primarily discount-priced 30-year mortgage backed securities at an expected yield to maturity of 4.87%. Net loans decreased $122 million to $20.0 billion and cash increased $12 million, or 1.9% during same period.
Customer deposits totaled $21.1 billion as of March 31, 2026, compared to $21.4 billion at September 30, 2025. The effective weighted average interest rate, including non-interest-bearing deposits, was 2.41% as of March 31, 2026, compared to 2.69% at September 30, 2025. Transaction accounts increased by $440 million or 3.6% during the six months ended March 31, 2026, while time deposits decreased $754 million or 8.3%. As of March 31, 2026, 60.3% of the Company’s deposits were transaction accounts, an increase from 57.4% at September 30, 2025. Core deposits, defined as all transaction accounts and time deposits less than $250,000, totaled 80.4% of deposits at March 31, 2026, up from 77.9% on September 30, 2025. Deposits that are uninsured or not collateralized were 25.2% of total deposits as of March 31, 2026, a decrease from 26.2% as of September 30, 2025.
Borrowings totaled $3.1 billion as of March 31, 2026, up from $1.8 billion at September 30, 2025. The effective weighted average interest rate of borrowings was 3.01% as of March 31, 2026, compared to 2.50% at September 30, 2025.
Loan originations for active loan types totaled $1.5 billion for the second fiscal quarter of 2026, compared to $1.1 billion of originations in the prior quarter. Offsetting loan originations for these loan types in each of these quarters were loan repayments of $0.9 billion and $1.0 billion, respectively. Active loan types include the commercial segment and the consumer portfolio. Inactive loan-types include all consumer residential portfolios. These loan types had repayments of $0.3 billion during the quarter. Commercial loans represented 96% of all loan originations during the second fiscal quarter of 2026 and consumer loans accounted for the remaining 4%. The period end interest yield on the loan portfolio was 5.26% as of March 31, 2026, a decrease from 5.38% at September 30, 2025.
Tangible common equity per share is a key metric for our management team. For the six months ended March 31, 2026, tangible book value per share grew to $30.27 at March 31, 2026 from $29.38 as of September 30, 2025. This metric is a non-GAAP Financial Measure. See page 9 for additional information on our use of non-GAAP Financial Measures. During the quarter, the Company repurchased 2,738,096 shares of common stock at a weighted average price of $31.85. In February, the WaFd, Inc. Board of Directors authorized an increase in shares available to be repurchased to a total of 10 million shares. Our share repurchase plan currently has a remaining authorization of 8.0 million shares which, depending on share price, provides a compelling investment alternative.
Credit Quality Considering the shifting economic and monetary environment, further impacted by recent global developments, credit quality continues to be monitored closely. As of March 31, 2026, non-performing assets decreased to $132 million, or 0.48% of total assets, from $203 million, or 0.75%, at December 31, 2025 and from $143 million, or 0.54%, at September 30, 2025. The change is due to non-accrual loans decreasing by $4.8 million, or 4%, since September 30, 2025 combined with decreases in real estate owned ("REO") of $3.0 million and other property owned of $3.3 million during the same time frame. Delinquent loans increased to 0.78% of total loans at March 31, 2026, compared to 0.60% at September 30, 2025 but decreased compared to 1.07% at December 31, 2025.
The allowance for credit losses (including the reserve for unfunded commitments) totaled $224 million as of March 31, 2026, and was 1.05% of gross loans outstanding, as compared to $221 million, or 1.04% of gross loans outstanding, as of September 30, 2025. Net charge-offs were $0.6 million for the second fiscal quarter of 2026, compared to $3.7 million for the prior quarter.
Profitability Net interest income was $178 million for the second fiscal quarter of 2026, an increase of $6.5 million or 4% from the prior quarter. The increase in net interest income was primarily due to an 5 basis point increase in the rate earned on interest earning assets combined with a 9 basis point decrease in the rate paid on interest bearing liabilities. As a result of these changes, net interest margin increased to 2.81% in the second fiscal quarter of 2026 compared to 2.70% for the quarter ended December 31, 2025.
Total non-interest income was $19.8 million for the second fiscal quarter of 2026 compared to $20.3 million the prior quarter. The decrease compared to the prior quarter was primarily due to losses taken on certain equity method investments in the quarter offset by increased commission income from the Bank's insurance subsidiary, WaFd Insurance.
Total non-interest expense was $109.9 million in the second fiscal quarter of 2026, an increase of $4.1 million, or 3.9%, from the prior quarter. The increase is the result of increased compensation and technology expenses, reflecting annual merit increases and continued investment in operational efficiency.

Quarterly Earnings Release Q2 2026	3

WaFd Inc. Announces Second Quarter Results
The Company recorded a $4.0 million provision for credit losses in the second fiscal quarter of 2026 compared to a provision of $3.5 million the prior quarter. The provision for loan losses in the quarter ended March 31, 2026 was the net result of increased commercial loan originations. $0.6 million of net charge-offs were taken during the quarter.
Return on common shareholders' equity for the quarter ended March 31, 2026 was 9.05% compared to 8.86% for the quarter ended December 31, 2025. Adjusted for certain non-operating items, return on equity for the quarter was 9.12% compared to adjusted return on equity of 8.49% the prior quarter. Return on assets for the quarter ended March 31, 2026 was 0.96%, unchanged from the previous quarter. Adjusted for certain non-operating items, return on assets for the quarter was 0.97% compared to adjusted return on assets of 0.92% the prior quarter. For a reconciliation of these adjusted ratios, see the Non-GAAP Financial Measures section below.
Income tax expense totaled $18.3 million the second fiscal quarter of 2026, as compared to $18.1 million for the prior quarter. The effective tax rate for the quarter ended March 31, 2026 was 21.8% compared to 22.0% for the quarter ended December 31, 2025. The Company’s effective tax rate may vary from the statutory rate mainly due to state taxes, tax-exempt income and tax-credit investments.
WaFd Bank is headquartered in Seattle, Washington, and has 208 branches in nine western states. To find out more about WaFd Bank, please visit our website www.wafdbank.com. The Company will host a conference call for investors and analysts at 7:00 am Pacific Time on Friday April 17, 2026. Participants may register for the call from a link on the Company's investor relations site (https://www.wafdbank.com/about-us/investor-relations) or through a direct link (https://register-conf.media-server.com/register/BI3742b47b9d1546a6a24d982d3a85576b). The Company uses its website to distribute financial and other material information about the Company.
# # #

Quarterly Earnings Release Q2 2026	4

WAFD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(UNAUDITED)

	March 31, 2026	September 30, 2025
	(In thousands, except share and ratio data)
ASSETS
Cash and cash equivalents	$669,799	$657,310
Available-for-sale securities, at fair value	4,352,258	3,533,201
Held-to-maturity securities, at amortized cost	745,727	645,802
Loans receivable, net of allowance for loan losses of $201,950 and $199,720	19,966,983	20,088,618
Interest receivable	98,856	98,589
Premises and equipment, net	294,033	261,271
Real estate owned	8,125	11,084
FHLB stock	146,351	88,068
Bank owned life insurance	279,097	275,159
Intangible assets, including goodwill of $418,447 and $414,722	445,511	442,093
Federal and state income tax assets	106,063	112,784
Other assets	455,982	485,720
	$27,568,785	$26,699,699
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Transaction deposits	$12,746,921	$12,306,532
Time deposits	8,377,230	9,131,104
Total customer deposits	21,124,151	21,437,636
Borrowings	3,062,441	1,765,604
Junior subordinated debentures	52,107	51,645
Advance payments by borrowers for taxes and insurance	45,356	59,845
Federal and state income tax liabilities	470	—
Accrued expenses and other liabilities	302,977	345,394
	24,587,502	23,660,124
Shareholders’ equity
Preferred stock, $1.00 par value, 5,000,000 shares authorized; 300,000 and 300,000 shares issued; 300,000 and 300,000 shares outstanding	300,000	300,000
Common stock, $1.00 par value, 300,000,000 shares authorized; 154,758,612 and 154,408,001 shares issued; 73,855,919 and 78,186,520 shares outstanding	154,759	154,408
Additional paid-in capital	2,169,653	2,163,276
Accumulated other comprehensive income (loss), net of taxes	55,085	56,950
Treasury stock, at cost 80,902,693 and 76,221,481 shares	(1,885,828)	(1,740,761)
Retained earnings	2,187,614	2,105,702
	2,981,283	3,039,575
	$27,568,785	$26,699,699

Yield and margin as of period end
Loans receivable[1]	5.26%	5.38%
Mortgage-backed securities	4.45	4.44
Combined cash, investments and FHLB stock	4.22	4.96
Interest-earning assets	5.06	5.23
Interest-bearing customer accounts	2.74	2.95
Borrowings[1]	3.01	2.50
Interest-bearing liabilities	2.78	2.91
Net interest spread	2.28	2.32
Net interest margin	2.81	2.82
1Accretion and amortization assumed to be same as prior quarter. Also includes the impact of derivatives.

Quarterly Earnings Release Q2 2026	5

WAFD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2026	2025	2026	2025
	(In thousands, except share and ratio data)
INTEREST INCOME
Loans receivable	$262,148	$282,077	$526,355	$568,674
Mortgage-backed securities	44,341	23,926	83,243	42,263
Investment securities and cash equivalents	18,245	30,081	37,632	70,264
	324,734	336,084	647,230	681,201
INTEREST EXPENSE
Customer accounts	125,999	151,948	262,213	314,098
Borrowings and junior subordinated debentures	21,165	23,226	36,336	50,762
	147,164	175,174	298,549	364,860
Net interest income	177,570	160,910	348,681	316,341
Provision (release) for credit losses	4,000	2,750	7,500	2,750
Net interest income after provision (release)	173,570	158,160	341,181	313,591
NON-INTEREST INCOME
Gain (loss) on sale of investment securities	—	—	—	20
Gain (loss) on termination of hedging derivatives	426	65	450	70
Loan fee income	2,216	1,812	3,570	3,157
Deposit fee income	7,674	7,057	15,532	14,103
Other income	9,497	9,947	20,516	17,233
Total non-interest income	19,813	18,881	40,068	34,583
NON-INTEREST EXPENSE
Compensation and benefits	57,120	52,710	111,310	112,637
Occupancy	11,711	11,499	22,881	22,287
FDIC insurance premiums	5,050	5,800	10,450	10,650
Product delivery	7,110	6,907	13,684	12,692
Information technology	15,919	14,481	30,303	28,673
Other expense	12,947	13,435	26,950	29,204
Total non-interest expense	109,857	104,832	215,578	216,143
Gain (loss) on real estate owned, net	280	(199)	436	230
Income before income taxes	83,806	72,010	166,107	132,261
Income tax provision	18,258	15,758	36,363	28,742
Net income	65,548	56,252	129,744	103,519
Dividends on preferred stock	3,656	3,656	7,312	7,312
Net income available to common shareholders	$61,892	$52,596	$122,432	$96,207

PER SHARE DATA
Basic earnings per common share	$0.82	$0.65	$1.61	$1.19
Diluted earnings per common share	0.82	0.65	1.60	1.18
Cash dividends per common share	0.27	0.27	0.54	0.53
Basic weighted average shares outstanding	75,487,399	81,061,206	76,236,709	81,178,997
Diluted weighted average shares outstanding	75,574,228	81,105,536	76,315,090	81,278,102
PERFORMANCE RATIOS
Return on average assets	0.96%	0.82%	0.96%	0.75%
Return on average common equity	9.05%	7.68%	8.96%	7.06%

Quarterly Earnings Release Q2 2026	6

WAFD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
	(In thousands, except share and ratio data)
INTEREST INCOME
Loans receivable	$262,148	$264,207	$271,787	$279,476	$282,077
Mortgage-backed securities	44,341	38,902	32,953	27,855	23,926
Investment securities and cash equivalents	18,245	19,387	21,794	24,383	30,081
	324,734	322,496	326,534	331,714	336,084
INTEREST EXPENSE
Customer accounts	125,999	136,214	143,874	146,735	151,948
Borrowings and junior subordinated debentures	21,165	15,171	12,754	16,991	23,226
	147,164	151,385	156,628	163,726	175,174
Net interest income	177,570	171,111	169,906	167,988	160,910
Provision for credit losses	4,000	3,500	3,000	2,000	2,750
Net interest income after provision	173,570	167,611	166,906	165,988	158,160
NON-INTEREST INCOME
Gain on sale of investment securities	—	—	—	—	—
Gain on termination of hedging derivatives	426	24	32	56	65
Loan fee income	2,216	1,354	2,081	1,650	1,812
Deposit fee income	7,674	7,858	7,959	7,588	7,057
Other income	9,497	11,019	8,319	8,979	9,947
Total non-interest income	19,813	20,255	18,391	18,273	18,881
NON-INTEREST EXPENSE
Compensation and benefits	57,120	54,190	56,028	53,481	52,710
Occupancy	11,711	11,170	10,895	11,755	11,499
FDIC insurance premiums	5,050	5,400	4,400	5,150	5,800
Product delivery	7,110	6,574	6,558	6,621	6,907
Information technology	15,919	14,384	16,406	15,022	14,481
Other expense	12,947	14,003	12,706	12,298	13,435
Total non-interest expense	109,857	105,721	106,993	104,327	104,832
Gain (loss) on real estate owned, net	280	156	(681)	(176)	(199)
Income before income taxes	83,806	82,301	77,623	79,758	72,010
Income tax provision	18,258	18,105	17,026	17,806	15,758
Net income	65,548	64,196	60,597	61,952	56,252
Dividends on preferred stock	3,656	3,656	3,656	3,656	3,656
Net income available to common shareholders	$61,892	$60,540	$56,941	$58,296	$52,596

Quarterly Earnings Release Q2 2026	7

WAFD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
	(In thousands, except share and ratio data)
PER SHARE DATA
Basic earnings per common share	$0.82	$0.79	$0.73	$0.73	$0.65
Diluted earnings per common share	0.82	0.79	0.72	0.73	0.65
Cash dividends per common share	0.27	0.27	0.27	0.27	0.27
Basic weighted average shares outstanding	75,487,399	76,969,729	78,509,472	79,888,520	81,061,206
Diluted weighted average shares outstanding	75,574,228	77,015,554	78,573,457	79,907,672	81,105,536
PERFORMANCE RATIOS
Return on average assets	0.96%	0.96%	0.91%	0.92%	0.82%
Return on average common equity	9.05	8.86	8.36	8.54	7.68
Net interest margin	2.81	2.70	2.71	2.69	2.55
Efficiency ratio	55.66	55.25	56.82	56.01	58.31

Quarterly Earnings Release Q2 2026	8

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

Non-GAAP Financial Measures
The Company has presented certain non-GAAP measures within this document to remove the effect of certain income and expenses to provide investors with information useful in understanding our financial performance. The Company considers these items to be non-operating in nature as they are items that management does not consider indicative of the Company's on-going financial performance. We believe that the tables presented reflect our on-going performance in the periods presented and, accordingly, are useful to consider in addition to our GAAP financial results. These measures should not be considered a substitution for GAAP basis disclosures.
Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way they are calculated herein. Because of this, our non-GAAP financial measures may not be comparable to similar measures used by others. We caution investors not to place undue reliance on such measures. See the following unaudited tables for reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.

Tangible Measures	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
	(Unaudited - In thousands, except for share and ratio data)
Shareholders' equity - GAAP	$2,981,283	$3,029,407	$3,039,575	$3,014,325	$3,032,620
Less intangible assets - GAAP	445,511	443,085	442,093	444,291	446,660
Tangible shareholders' equity	$2,535,772	$2,586,322	$2,597,482	$2,570,034	$2,585,960
Less preferred stock - GAAP	300,000	300,000	300,000	300,000	300,000
Tangible common shareholders' equity	$2,235,772	$2,286,322	$2,297,482	$2,270,034	$2,285,960

Total assets - GAAP	$27,568,785	$27,285,744	$26,699,699	$26,731,915	$27,644,637
Less intangible assets - GAAP	445,511	443,085	442,093	444,291	446,660
Tangible assets	$27,123,274	$26,842,659	$26,257,606	$26,287,624	$27,197,977

Tangible Metrics
Common shares outstanding - GAAP	73,855,919	76,448,351	78,186,520	79,130,276	80,758,674
Tangible common equity per share	$30.27	$29.91	$29.38	$28.69	$28.31
Tangible equity to tangible assets	9.35%	9.64%	9.89%	9.78%	9.51%

Quarterly Earnings Release Q2 2026	9

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

	Three Months Ended
Average Tangible Measures	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
	(Unaudited - In thousands, except for ratio data)
Average shareholders' equity - GAAP	$3,034,123	$3,033,933	$3,023,098	$3,030,745	$3,039,021
Less average preferred stock - GAAP	300,000	300,000	300,000	300,000	300,000
Less average intangible assets - GAAP	445,155	442,226	443,382	445,733	448,272
Average tangible common equity	$2,288,968	$2,291,707	$2,279,716	$2,285,012	$2,290,749

Average Assets - GAAP	$27,350,614	$26,852,389	$26,540,782	$26,813,500	$27,371,320
Less average intangible assets - GAAP	445,155	442,226	443,382	445,733	448,272
Average tangible assets	$26,905,459	$26,410,163	$26,097,400	$26,367,767	$26,923,048

Average Tangible Metrics
Net income - GAAP	65,548	64,196	60,597	61,952	56,252
Net income available to common shareholders' - GAAP	61,892	60,540	56,941	58,296	52,596
Return on tangible common equity	10.82%	10.57%	9.99%	10.20%	9.18%
Return on tangible assets	0.97%	0.97%	0.93%	0.94%	0.84%

Quarterly Earnings Release Q2 2026	10

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

	Three Months Ended
Net Income Adjusted for Acquisition Expenses and Other Non-Operating Items	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
	(Unaudited - In thousands, except for share and ratio data)
Non-interest income adjustments
(Gain)Loss on sale of branch property	$27	$(3,214)	$467	$4	$—
Distribution received on LBC equity method investment	(225)	(237)	(251)	(255)	(257)
(Gain)Loss on WaFd Bank equity method investment	1,072	408	(815)	304	(155)
Total non-interest income adjustments	$874	$(3,043)	$(599)	$53	$(412)

Net Income - GAAP	$65,548	$64,196	$60,597	$61,952	$56,252
Interest income adjustments	—	—	—	—	—
Non-interest income adjustments	874	(3,043)	(599)	53	(412)
Non-interest expense adjustments	—	—	—	—	—
REO adjustments	(280)	(156)	681	176	199
Income tax adjustment	(129)	704	(18)	(51)	47
Net Income - non-GAAP	$66,013	$61,701	$60,661	$62,130	$56,086

Dividend on preferred stock	3,656	3,656	3,656	3,656	3,656
Net Income available to common shareholders' - non-GAAP	$62,357	$58,045	$57,005	$58,474	$52,430

Basic weighted average number of shares outstanding - GAAP	75,487,399	76,969,729	78,509,472	79,888,520	81,061,206
Diluted weighted average number of shares outstanding - GAAP	75,574,228	77,015,554	78,573,457	79,907,672	81,105,536

Basic EPS - non-GAAP	$0.83	$0.75	$0.73	$0.73	$0.65
Diluted EPS - non-GAAP	0.83	0.75	0.73	0.73	0.65

Quarterly Earnings Release Q2 2026	11

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

	Three Months Ended
Adjusted Efficiency Ratio	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
	(Unaudited - In thousands, except for ratio data)
Efficiency ratio - GAAP	55.7%	55.3%	56.8%	56.0%	58.3%

Net interest income - GAAP	$177,570	$171,111	$169,906	$167,988	$160,910
Total interest income adjustments	—	—	—	—	—
Net interest income - non-GAAP	$177,570	$171,111	$169,906	$167,988	$160,910

Non-interest expense - GAAP	$109,857	$105,721	$106,993	$104,327	$104,832
Less non-operating expenses	—	—	—	—	—
Non-interest Expenses - non-GAAP	$109,857	$105,721	$106,993	$104,327	$104,832

Non-interest income - GAAP	$19,813	$20,255	$18,391	$18,273	$18,881
Total other income adjustments	874	(3,043)	(599)	53	(412)
Non-interest income - non-GAAP	$20,687	$17,212	$17,792	$18,326	$18,469

Net Interest Income - non-GAAP	$177,570	$171,111	$169,906	$167,988	$160,910
Non-interest income - non-GAAP	20,687	17,212	17,792	18,326	18,469
Total Income - non-GAAP	$198,257	$188,323	$187,698	$186,314	$179,379

Adjusted Efficiency Ratio	55.4%	56.1%	57.0%	56.0%	58.4%

Quarterly Earnings Release Q2 2026	12

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

	Three Months Ended
Adjusted ROA and ROE	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
	(Unaudited - In thousands, except for ratio data)
Reported:
Net Income - GAAP	$65,548	$64,196	$60,597	$61,952	$56,252
Net income available to common shareholders - GAAP	$61,892	$60,540	$56,941	$58,296	$52,596

Average Assets	27,350,614	26,852,389	26,540,782	26,813,500	27,371,320
Return on Assets	0.96%	0.96%	0.91%	0.92%	0.82%

Average Common Equity	$2,734,123	$2,733,933	$2,723,098	$2,730,745	$2,739,021
Return on Common Equity	9.05%	8.86%	8.36%	8.54%	7.68%

Adjusted:
Net Income - non-GAAP	$66,013	$61,701	$60,661	$62,130	$56,086
Net income available to common shareholders - non-GAAP	$62,357	$58,045	$57,005	$58,474	$52,430

Average Assets	27,350,614	26,852,389	26,540,782	26,813,500	27,371,320
Adjusted Return on Assets	0.97%	0.92%	0.91%	0.93%	0.82%

Average Common Equity	2,734,123	2,733,933	2,723,098	2,730,745	2,739,021
Adjusted Return on Common Equity	9.12%	8.49%	8.37%	8.57%	7.66%

Quarterly Earnings Release Q2 2026	13

Important Cautionary Statements
The foregoing information should be read in conjunction with the financial statements, notes and other information contained in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
This press release contains statements about the Company’s future that are not statements of historical or current fact. These statements are “forward-looking statements” for purposes of applicable securities laws and are based on current information and/or management's good faith belief as to future events. Words such as “expects,” “anticipates,” “believes,” “estimates,” “intends,” “forecasts,” “may,” “potential,” “projects,” and other similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could” are intended to help identify such forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes any such statements are based on reasonable assumptions, forward-looking statements should not be read as a guarantee of future performance, and you are cautioned not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statement.
By their nature, forward-looking statements involve inherent risk and uncertainties including the following risks and uncertainties, and those risks and uncertainties more fully discussed under “Risk Factors” in the Company’s September 30, 2025 10-K and Quarterly Reports on Form 10-Q, which could cause actual performance to differ materially from that anticipated by any forward-looking statements. Forward-looking statements relating to our financial condition or operations are subject to risks and uncertainties related to (i) fluctuations in interest rate risk and market interest rates, including the effect on our net interest income and net interest margin; (ii) current and future economic conditions, including the effects of declines in the real estate market, tariffs, high unemployment rates, inflationary pressures, a potential recession, the monetary policies of the Federal Reserve, and slowdowns in economic growth either nationally or locally in some or all of the areas in which we conduct business; (iii) financial stress on borrowers (consumers and businesses) as a result of higher interest rates or an uncertain economic environment; (iv) changes in deposit flows or loan demands; (v) our ability to identify and address cyber-security risks, including through the use of artificial intelligence, such as security breaches, "denial of service attacks," "hacking" and identity theft; (vi) the Company's exit from the mortgage lending business; (vii) the effects of natural or man-made disasters, calamities, or conflicts, including terrorist events and pandemics (such as the COVID-19 pandemic) and the resulting governmental and societal responses; (viii) the results of examinations by regulatory authorities, which may impose restrictions or penalties on the Company's activities and changes in laws, regulations, or government policies; (ix) expectations regarding key growth initiatives and strategic priorities; (x) our reliance on third party provided technology and developments related to artificial intelligence; (xi) global economic trends, including developments related to Ukraine and Russia, and the evolving conflict in the Middle East, and related negative financial impacts on our borrowers; (xii) litigation risks resulting in significant expenses, losses and reputational damage; (xiii) the impact of bank failures or adverse developments at other banks and related negative press about regional banks and the banking industry in general; and (xiv) other economic, competitive, governmental, environmental, regulatory, and technological factors affecting our operations, pricing, products and services.
# # #
CONTACT:
WaFd, Inc.
425 Pike Street, Seattle, WA 98101
Brad Goode, SVP, Chief Marketing Officer
206-626-8178
brad.goode@wafd.com

Quarterly Earnings Release Q2 2026	14